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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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(Name of Registrant as Specified In Its Charter)
Texas Roadhouse, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2005

To Our Stockholders:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Texas Roadhouse, Inc. on Thursday, May 26, 2005. The meeting will be held at the Seelbach Hilton Hotel, Mezzanine Ballroom, 500 South 4th Street, Louisville, Kentucky 40202, at 9:00 a.m. eastern daylight time.

        The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

        Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

        Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

G. J. Hart President, Chief Executive Officer

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane, Suite 400
Louisville, Kentucky 40205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005

To the Stockholders:

        The Annual Meeting of Stockholders (the "Annual Meeting") of Texas Roadhouse, Inc. (the "Company"), will be held at the Seelbach Hilton Hotel, Mezzanine Ballroom, 500 South 4th Street, Louisville, Kentucky, on Thursday, May 26, 2005, at 9:00 a.m. eastern daylight time.

        At the Annual Meeting you will be asked to:

  •
  elect two Class I directors to the Board of Directors, each for a term of three years;

  •
  ratify the appointment of KPMG LLP as the Company's independent auditors; and

  •
  transact such other business as may properly come before the meeting.

        A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on April 1, 2005, are entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

Sheila C. Brown Secretary

Louisville, Kentucky
April 25, 2005

IMPORTANT

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane, Suite 400
Louisville, Kentucky 40205

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005

Introduction

        This proxy statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us," or "our" refer to Texas Roadhouse, Inc. This Annual Meeting is the first meeting of stockholders following the completion of our initial public offering (the "IPO") of Class A common stock on October 8, 2004. This proxy statement and accompanying proxy are first being mailed to stockholders on or about April 25, 2005.

Date, Time and Place

        The Annual Meeting will be held at the Seelbach Hilton Hotel, Mezzanine Ballroom, 500 South 4th Street, Louisville, Kentucky on Thursday, May 26, 2005, at 9:00 a.m., eastern daylight time, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting.

Record Date and Voting Securities

        The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on April 1, 2005. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 31,122,302 shares of Class A common stock (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting) and 2,632,688 shares of Class B common stock (each of which is entitled to ten votes per share on all matters to be considered at the Annual Meeting). Based on the number of shares outstanding as of the Record Date, the shares of Class A common stock are entitled to an aggregate of 31,122,302 votes, and the shares of Class B common stock are entitled to an aggregate of 26,326,880 votes.

        The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A common stock and the Class B common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists.

Voting of Proxies

        If no instructions are given, shares represented by executed but unmarked proxies will be voted FOR election of the individuals nominated as Class I directors and FOR ratification of the selection of KPMG LLP as the Company's independent auditors for the current fiscal year.

Revocability of Proxies

        A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company's main office address at any time before the Annual Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting, or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but the presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy.

Solicitation of Proxies

        The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Votes Required

        Each of the proposals will be considered separately.

Election of Directors

        The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy is required to elect each nominee. Proxies cannot be voted for a greater number of persons than are named. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

Ratification of the Appointment of the Independent Auditors

        The proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 27, 2005 must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting. For the purposes of this vote, a vote to abstain and a broker "non-vote" will have no effect on the vote on such proposal.

Other Matters

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's by-laws provide for not less than one and not more than fifteen directors. Our Board currently consists of seven directors divided into three classes. Members of each class serve for a three-year term. The Board has designated James R. Ramsey and James R. Zarley as nominees for re-election as Class I directors of the Company to serve for terms of three years and until their successors are duly elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

        Set forth below are the two Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since
James R. Ramsey	56	Director	2004
James R. Zarley	60	Director	2004

        James R. Ramsey.    Mr. Ramsey became president of the University of Louisville on November 14, 2002, after serving as acting president since September 2, 2002. Before becoming president, he had served as senior policy advisor and state budget director for the Commonwealth of Kentucky as well as senior professor of economics and public policy at the University of Louisville since 1999. Mr. Ramsey has held numerous academic positions, including serving as vice chancellor for finance and administration at both the University of North Carolina at Chapel Hill and Western Kentucky University. He has been associate dean, assistant dean and director of public administration in the College of Business Administration at Loyola University and a research associate for the University of Kentucky's Center for Public Affairs. He has served on the faculties of the University of North Carolina at Chapel Hill, Western Kentucky University, the University of Kentucky, Loyola University and Middle Tennessee State University in addition to the University of Louisville. Mr. Ramsey has also held a number of positions in state government, including interim commissioner of the Office of the New Economy and special advisor to the chairman of the Kentucky Council on Postsecondary Education.

        James R. Zarley.    Mr. Zarley is the Chairman of the Board, President and Chief Executive Officer of ValueClick, Inc., a single-source provider of media, technology and services across major interactive marketing channels. He has served as Chairman, and has been an advisor to ValueClick, Inc., since May 1998. In February 1999, Mr. Zarley joined ValueClick, Inc. in a full-time capacity and in May 1999 he became Chief Executive Officer. In January 2001, Mr. Zarley assumed the added position of President of ValueClick, Inc. Before joining ValueClick, Inc., from April 1987 to December 1996, Mr. Zarley was Chief Executive Officer of Quantech Investments, an information services company. From December 1996 to May 1998, Mr. Zarley was the Chairman and Chief Executive Officer of Best Internet until its merger with Hiway Technologies, a Web hosting company, in May 1998. From May 1998 to January 1999, Mr. Zarley was the Chief Operating Officer of Hiway Technologies until its merger with Internet service provider, Verio, Inc.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES FOR CLASS I DIRECTOR OF THE COMPANY.

Other Directors

        The following Class II and III directors will continue on the Board for the terms indicated:

Class II Directors (Terms Expiring at the 2006 Annual Meeting):

        W. Kent Taylor.    Mr. Taylor, 49, is our founder and was our Chief Executive Officer from 2000 to October 8, 2004. Upon the completion of our IPO, Mr. Taylor became Chairman of the Company, an executive position. Before his founding of our concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. Mr. Taylor has over 20 years of experience in the restaurant industry.

        Martin T. Hart.    Mr. Hart, 69, has been a private investor in the Denver, Colorado area since 1969. He has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Presently, Mr. Hart is serving on the board of directors of the following public companies: ValueClick, Inc.; MassMutual Corporate Investors, an investment company; MassMutual Participation Investors, an investment company; and, Spectranetics Corporation, a medical device company. He also continues to serve on the board of directors of several private companies. Mr. Hart is a certified public accountant. He is the past Chairman of the Board of Trustees of Regis University.

Class III Directors (Terms Expiring at the 2007 Annual Meeting):

        James F. Parker.    Mr. Parker, 58, served as Chief Executive Officer and Vice-Chairman of the Board of Southwest Airlines Co. from June 2001 through July 2004. Before serving at Southwest as Chief Executive Officer, Mr. Parker served as General Counsel of that company from 1986 until June 2001, and was previously a shareholder in the San Antonio, Texas law firm of Oppenheimer, Rosenberg, Kelleher and Wheatley.

        Gregory N. Moore.    Mr. Moore, 55, is currently the Senior Vice President and Controller of Yum! Brands, Inc. Mr. Moore has announced his intention to retire from Yum! Brands at the end of April, 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC, Pizza Hut, Long John Silver's and A&W All-American Food. Prior to becoming Yum! Brands' Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York City and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California.

        G.J. Hart.    Mr. Hart, 47, has served as our President since May 15, 2000. Upon the completion of our IPO, Mr. Hart became President and Chief Executive Officer. From October 1995 until May 2000, Mr. Hart was President of Al Copeland Investments in Metairie, Louisiana, a privately held business consisting of four restaurant concepts, hotels, gaming, entertainment and food processing operations. From June 1991 to September 1995, Mr. Hart was President of TriFoods International, Inc., a producer of prepared food products.

Meetings of the Board of Directors

        The Board met on one occasion and its committees met on two occasions during the period between our IPO and our fiscal year end of December 28, 2004. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service except James R. Ramsey, who attended 66 2/3% of the aggregate meetings. In addition, the Company expects all members of the Board to attend the Annual Meeting. Following our IPO, we have established a series of regularly scheduled meetings of the Board.

Committees of the Board of Directors

        Following our IPO, the Board now has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. In connection with our IPO, the Board adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committee are available in their entirety on the Company's website, www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

        Audit Committee.    As described in its charter, the audit committee assists our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and performance of the Company's internal and external auditors and (iv) the Company's internal controls and financial reporting practices. The audit committee is also required to pre-approve all audit and permitted non-audit services provided by our independent auditors. All of the members of the audit committee are "independent," as that term is defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The members of the audit committee as of the date of this proxy are Messrs. Martin Hart, Moore and Ramsey. Mr. Moore joined the committee on March 31, 2005. Prior to that, Mr. Zarley was a member of the committee during 2004 and the first three months of 2005. The Board evaluated the credentials and designated Messrs. Moore and Hart as "audit committee financial experts" as required by Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Hart served as the chair of the audit committee until March 2005, at which time Mr. Moore was appointed as chair. The audit committee met two times during the fiscal year 2004.

        Compensation Committee.    As described in its charter, the compensation committee: (i) assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company's executive officers, (ii) discharges the Board's duties relating to the compensation of the Company's directors and (iii) reviews the performance of the Company's executive officers. The compensation committee is also responsible for producing an annual report on executive compensation for inclusion in the proxy statement. All of the members of the compensation committee are "independent" under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the compensation committee are Messrs. Martin Hart, Parker and Ramsey. Mr. Hart served as chair of the compensation committee until March 2005, at which time Mr. Parker was appointed as chair. Before the Company's initial public offering completed on October 8, 2004, compensation was determined solely at the discretion of W. Kent Taylor. The compensation committee did not meet during the fiscal year 2004.

        Nominating and Corporate Governance Committee.    As described in its charter, the nominating and corporate governance committee assists our Board in: (i) identifying individuals qualified to become Board members and recommending nominees to the Board either to be presented at the annual meeting or to fill and vacancies, (ii) considering and reporting periodically to the Board on matters relating to the identification, selection and qualification of director candidates and (iii) developing and recommending to the Board a set of corporate governance principles. All of the members of the nominating and corporate governance committee are "independent" under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the nominating and corporate governance committee are Messrs. Martin Hart, Parker and Zarley. Mr. Hart is the chair of the committee. The nominating and corporate governance committee did not meet during the fiscal year 2004.

Policy Regarding Consideration of Candidates for Director

        The nominating and governance committee will consider timely stockholder recommendations for director nominees at the 2006 Annual Meeting if stockholders comply with the requirements of the Company's by-laws; a copy of the relevant section of the by-laws may be obtained from the Company's Secretary. To be considered timely and to be included in our proxy statement and related proxy for the 2006 annual meeting, stockholders should submit nominations, if any, no later than December 26, 2005, to the Company's Secretary, at 6040 Dutchmans Lane, Suite 400, Louisville, Kentucky 40205. Stockholder nominations should include, among other items, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five year's employment and business experience, a description of previous service as director of any corporation or organization, other relevant biographical information, and the nominee's consent to service on the Board.

        The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its stockholders. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

        The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the nominating and corporate governance committee.

Compensation of Directors

        Non-employee directors each receive an annual fee of $12,500. The chairperson of the audit committee receives an additional annual fee of $7,500. Each non-employee director receives $2,000 for each meeting he attends in person and $500 for each meeting he participates in telephonically. Additionally, each non-employee director receives $1,000 for each committee meeting he or she attends in person and $500.00 for each committee meeting he or she participates in telephonically. Each non-employee director also received a one-time option grant to purchase 20,000 shares of our Class A common stock. These non-employee director options will become exercisable in 33 1/3% increments annually beginning one year from the grant date.

Code of Ethics

        The Board has approved and adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the principal executive officer, the principal financial officer and the principal accounting officer of the Company and its affiliates and subsidiaries. The Code of Business Conduct and Ethics is available in its entirety on the Company's website, www.texasroadhouse.com. The Company intends to post amendments to, or waivers from, its Code of Business Conduct and Ethics, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

        Pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the financial statements of the Company for the fiscal year 2005 which ends on December 27, 2005. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. KPMG LLP has audited the Company's financial statements since the Company's inception. If the stockholders fail to ratify the appointment of KPMG LLP, the audit committee will reconsider such appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent public accounting firm as the Company's independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2005.

STOCK OWNERSHIP INFORMATION

        The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Class A and Class B common stock of (i) the Chief Executive Officer and the other four executive officers of the Company who earned the highest total salary and bonus during fiscal 2004 (the "Named Executive Officers"), (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock. The Company has no shares of Preferred Stock outstanding. Mr. Taylor owns all 2,632,688 shares of Class B common stock outstanding. Each share of Class B common stock is entitled to ten votes per share. In the table below, the voting percentages reflect all the shares of Class A and Class B common stock outstanding.

	Class A Common Stock(1)			Beneficial Ownership of Class A and Class B Common Stock Combined
Name	Common Stock Ownership		Percent	Voting Percent
Five Percent Stockholders:
W. Kent Taylor(2)	7,751,572	(3)	24.9%	59.3%
Directors, Nominees and Named Executive Officers:
G.J. Hart(4)	1,194,312		3.8%	2.0%
Martin T. Hart(5)	152,317		*	*
Gregory N. Moore	1,111		*	*
James F. Parker	3,030		*	*
James R. Ramsey	—		—	—
James R. Zarley	—		—	—
Steven L. Ortiz(6)	937,251		3.0%	1.6%
Scott M. Colosi	—		—	—
Sheila C. Brown(7)	44,911		*	*
Directors, Nominees and All Executive Officers as a Group (10 Persons)	10,084,504		32.4%	63.3%

*
Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

(1)
Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. If a person holds options that are exercisable within 60 days of the Record Date, we treat the shares of common stock underlying those options as owned by that person, and as outstanding shares when we calculate the person's percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other person. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of common stock set forth opposite such person's name.

(2)
Mr. Taylor's address is c/o Texas Roadhouse, Inc., 6040 Dutchmans Lane, Suite 400, Louisville, KY 40205. Includes 71,875 shares held by LD Holdings, LLC as to which Mr. Taylor has voting rights, but not investment power.

(3)
Does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(4)
Includes 1,068,748 shares issuable upon exercise of options.

(5)
Includes 102,063 shares held by H Investments Company LLC as to which Mr. Hart is the voting manager.

(6)
Includes 472,349 shares held by various limited partnerships partially owned and controlled by Mr. Ortiz. Includes 90,094 shares issuable upon exercise of options.

(7)
Includes 40,518 shares issuable upon exercise of options.

EXECUTIVE COMPENSATION

        The following table sets forth the total compensation paid or accrued for G.J. Hart, who became our President and Chief Executive Officer on October 8, 2004, W. Kent Taylor, our Chief Executive Officer before October 8, 2004 who currently serves in the executive capacity as Chairman of the Company, and each of our three other most highly compensated executive officers whose combined salary and bonus exceeded $100,000 during the periods noted below for services rendered to us in all capacities.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Earned Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
W. Kent Taylor Chairman	2004 2003	64,615 —	— —	— —		— —
G.J. Hart President, Chief Executive Officer	2004 2003	374,871 338,679	110,221 127,975	— —		195,938 —
Steven L. Ortiz Chief Operating Officer	2004 2003	73,846 —	139,886 174,858	83,333 100,000	(1) (2)	160,281 28,653
Scott M. Colosi Chief Financial Officer	2004 2003	190,298 179,615	74,188 80,725	— —		59,375 —
Sheila C. Brown General Counsel, Corporate Secretary	2004 2003	99,877 93,269	24,575 29,575	— —		5,569 8,720

(1)
Mr. Ortiz received payments of $83,333 in 2004 for restaurant management fees.

(2)
Mr. Ortiz received payments of $100,000 in 2003 for restaurant management fees.

Employment Agreements

        We have entered into employment agreements with each of W. Kent Taylor, G. J. Hart, Steven L. Ortiz, Scott M. Colosi and Sheila C. Brown, each of which commenced upon the completion of our IPO and continues until the end of the twelfth full fiscal quarter thereafter. Each officer has agreed not to compete with us during the term of his employment and for a period of two years following his termination of employment.

        Pursuant to the terms of Mr. Taylor's Employment Agreement, during 2004 after the completion of our IPO, Mr. Taylor served as our Chairman and was entitled to receive, among other things: (1) an annual base salary of $300,000, and (2) an annual performance bonus of up to $200,000.

        Pursuant to the terms of Mr. Hart's Employment Agreement, during 2004 after the completion of our IPO, Mr. Hart served as our President and Chief Executive Officer and was entitled to receive, among other things: (1) an annual base salary of $500,000, (2) an annual performance bonus of up to $300,000 and (3) additional options under our 2004 Equity Incentive Plan to purchase an aggregate of 195,938 shares of our Class A common stock which vest over a three-year period.

        Pursuant to the terms of Mr. Ortiz' Employment Agreement, during 2004 after the completion of our IPO, Mr. Ortiz served as our Chief Operating Officer and was entitled to receive, among other things: (1) an annual base salary of $400,000, (2) an annual performance bonus of up to $200,000 and (3) additional options under our 2004 Equity Incentive Plan to purchase an aggregate of 142,500 shares of our Class A common stock which vest over a three-year period.

        Pursuant to the terms of Mr. Colosi's Employment Agreement, during 2004 after the completion of our IPO, Mr. Colosi served as our Chief Financial Officer and was entitled to receive, among other things: (1) an initial annual base salary of $210,000, (2) an annual performance bonus of up to $115,000 and (3) additional options under our 2004 Equity Incentive Plan to purchase an aggregate of 59,375 shares of our Class A common stock which vest over a three-year period.

        Pursuant to the terms of Ms. Brown's Employment Agreement, during 2004 after the completion of our IPO, Ms. Brown served as our General Counsel and Corporate Secretary and was entitled to receive, among other things: (1) an annual base salary of $120,000, and (2) an annual performance bonus of up to $40,000. In 2005, the compensation committee increased Ms. Brown's annual salary from $120,000 to $150,000, increased her potential annual performance bonus from $40,000 to $50,000, and authorized the grant of additional stock options under our 2004 Equity Incentive Plan to purchase 51,563 shares of our Class A common stock which vest over a three-year period.

        In 2005, the compensation committee authorized a revised bonus program for our executive officers. If we achieve our earnings per basic share ("EPS") target for fiscal 2005, the executive officers will receive the performance bonus set forth in their Employment Agreements. For each $0.01 EPS above the target, the performance bonuses will be increased by 7% up to a maximum of 100%. For each $0.01 EPS below the target, the performance bonuses will be reduced by 7% up to a maximum of 100%. The target will be adjusted for acquisitions or divestitures, accounting changes, and other extraordinary events as determined appropriate by the compensation committee.

        No severance will be paid to Mr. Taylor, Mr. Hart or Mr. Ortiz upon termination of employment. If we terminate Mr. Colosi's or Ms. Brown's employment without cause before the end of the term, and if Mr. Colosi or Ms. Brown signs a release of all claims against us, we will pay a severance payment equal to the officer's then current base salary for a period of 180 days in addition to 50% of the performance bonus earned by the officer during the last four full fiscal quarters of employment with us.

        The employment agreements with the officers other than Mr. Taylor provide that if there is a change of control of the company and the officer's employment is terminated other than for "cause," or if the officer resigns because he is required to move, the company successor does not agree to be bound by the agreement, or the officer's duties, pay or total benefits are reduced, all of officer's unvested stock options will vest and be immediately exercisable.

Stock Option Grants in Fiscal 2004

        The following table presents information with respect to stock option grants that were made during fiscal 2004 to the Named Executive Officers. All option grants relate solely to Class A common stock.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
	Number of Securities Underlying Options Granted (# of Shares)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price per Share	Expiration Date
					5%	10%
W. Kent Taylor	—	—	NA	NA	NA	NA
G.J. Hart	195,938	19.2%	$17.50	10/08/2014	$2,156,426	$5,464,807
Steven L. Ortiz	5,793	0.5%	$9.18	12/31/2013	$33,445	$84,755
	17,781	1.7%	$17.50	10/04/2014	$195,692	$495,021
	142,500	13.9%	$17.50	10/08/2014	$1,568,306	$3,974,395
Scott M. Colosi	59,375	5.8%	$17.50	10/08/2014	$653,461	$1,655,998
Sheila C. Brown	1,670	0.1%	$9.18	12/31/2013	$9,641	$24,433
	5,569	0.5%	$17.50	10/04/2014	$61,279	$155,294

(1)
The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Class A common stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% but before taxes associated with exercise. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, in the price of the Class A common stock. No assurance can be given that the price of the Class A common stock will appreciate at these rates or experience any appreciation.

Stock Option Exercises and Holdings

        The following table presents information with respect to stock options exercised during the fiscal year ended December 28, 2004 by the Named Executive Officers, as well as the current status and current values of unexercised stock options held by them as of December 28, 2004. All option information relates solely to our Class A common stock.

Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at 2004 Fiscal Year End		Value of Unexercised In-The-Money Options at 2004 Fiscal Year End(2)
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Kent Taylor	—	NA	—	—	—	—
G.J. Hart	—	NA	944,061	320,625	$24,766,732	$5,559,565
Steven L. Ortiz	44,111	$570,732	84,301	166,077	$1,842,316	$1,991,264
Scott M. Colosi	—	NA	—	237,500	—	$4,668,656
Sheila C. Brown	2,291	$31,694	38,848	7,238	$887,036	$98,579

(1)
As all options were exercised before our IPO, Value Realized was determined by multiplying the number of shares acquired on exercise by the difference between $17.50 per share (the initial offering price of our Class A common stock) and the exercise price.

(2)
The value of unexercised in-the-money options represents the total gain which would be realized if all in-the-money options held at December 28, 2004 were exercised, determined by multiplying the number of shares underlying the options by the difference between the closing price on December 28, 2004 and the per share option exercise price.

STOCK PERFORMANCE GRAPH

        The following graph sets forth cumulative total return experienced by holders of the Company's Class A common stock to the cumulative total return of the Russell 3000 Restaurant Index and the Russell 3000 Index for the period ended December 28, 2004, the last trading day of our last fiscal year. The graph assumes the value of the investment in our Class A common stock and each index was $100 on October 5, 2004, the first trading day of our stock, and the reinvestment of all dividends paid during the period of the securities comprising the indices.

        Note:    The stock price performance shown on the graph below does not indicate future performance.

COMPENSATION COMMITTEE REPORT

        Under rules established by the Securities and Exchange Commission, the compensation committee is required to disclose: (1) the committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the committee's basis for determining the compensation of the Company's chief executive officer. Pursuant to those requirements, the committee has prepared this report for inclusion in the proxy statement.

        Before our initial public offering which was completed on October 8, 2004, compensation of directors and executive officers was determined by W. Kent Taylor, the Company's founder who was our Chief Executive Officer before the initial public offering.

Overview and Philosophy

        The compensation committee is responsible for advising the Board on matters relating to the compensation of the Company's executive officers and administering the Company's stock option plans. Set forth below is a report submitted by the compensation committee describing its compensation policies.

        The compensation committee's policies concerning the compensation of the Company's executive officers are summarized as follows:

  •
  Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

  •
  Executive officers of the Company should be compensated at a level which is comparable to other executives with similar skills and qualifications; and

  •
  The Company's compensation programs should give executive officers a financial interest in the Company similar to the interests of the Company's stockholders.

        The Company's executive officers are compensated through a combination of salary, annual bonuses (when appropriate) and grants of stock options under the Company's option plan. The annual salaries of the Company's executives are reviewed from time to time by the compensation committee. The compensation committee recommends to the Board that adjustments be made where necessary in order for the annual salaries of the Company's executives to be competitive with the salaries of other executives with similar skills and qualifications. Officers of the Company are eligible for performance based cash incentives based on the compensation committee's determination of performance in conjunction with a review of the Company's achievement of annual goals and objectives established by the compensation committee. For fiscal 2004 the goals and objectives related to meeting earnings targets. Based on these goals and objectives, with respect to the fiscal year ended December 28, 2004, performance based cash incentives were paid to the Company's executive officers.

        In 2005, the compensation committee authorized a revised bonus program for the Company's executive officers. If the Company achieves its earnings per basic share ("EPS") target for fiscal 2005, the executive officers will receive the performance bonus set forth in their Employment Agreements. For each $0.01 EPS above the target, the performance bonuses will be increased by 7% up to a maximum of 100%. For each $0.01 EPS below the target, the performance bonuses will be reduced by 7% up to a maximum of 100%. The target will be adjusted for acquisitions or divestitures, accounting changes, and other extraordinary events as determined appropriate by the compensation committee.

        The compensation committee may periodically grant stock options under the Company's option plan in order to provide executive officers with an additional incentive to strive for the success of the Company's business. With respect to the fiscal year ended December 28, 2004, the executive officers named in the Summary Compensation Table were granted options for 421,163 shares of Class A common stock pursuant to their employment agreements and the Company's compensation policy which was in place prior to our IPO and before the formation of our compensation committee.

Compensation of the Chief Executive Officer

        G.J. Hart, who became our President and Chief Executive Officer on October 8, 2004, is eligible to participate in the same executive compensation plans available to the Company's other executive officers. Mr. Hart's salary of $374,371 for the fiscal year ended December 28, 2004 was determined pursuant to his employment agreement. Mr. Hart received a bonus of $110,221 during 2004. Mr. Hart's compensation was determined before our IPO and before the formation of our compensation committee.

        W. Kent Taylor, our Chief Executive Officer until October 8, 2004 and current Chairman, is eligible to participate in the same executive compensation plans available to the Company's other executive officers. Mr. Taylor's salary of $64,615 for the fiscal year ended December 28, 2004 was determined pursuant to his employment agreement. Prior to our IPO, Mr. Taylor did not receive a salary. Mr. Taylor did not receive a bonus during 2004.

        All members of the compensation committee concur in this report.

James F. Parker, Chair*
Martin T. Hart**
James R. Ramsey

* Mr. Parker was appointed chair of the committee on March 31, 2005
** Mr. Hart served as chair of the committee during 2004 and through March 31, 2005

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee of the Board is comprised of Messrs. Martin Hart, Parker and Ramsey, each a non-employee director of the Company. None of our executive officers serve on the compensation committee or board of directors of any other company of which any members of our compensation committee or any of our directors is an executive officer.

AUDIT COMMITTEE REPORT

        The audit committee of the Board is composed of three directors, all of whom are "independent," as that term is defined under the listing standards of the Nasdaq Stock Market and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. Mr. Moore was added to the committee on March 31, 2005 and did not participate in the committee's activities in 2004 and during the first three months of 2005. The committee acts under a written charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix A and is also available on the Company's website at www.texasroadhouse.com.

        The purpose of the audit committee is to assist the Board in its general oversight of the Company. The primary responsibilities of the audit committee are to oversee and monitor the integrity of the Company's financial reporting process, financial statements and systems of internal controls; the Company's compliance with legal and regulatory requirements; the independent's auditors' qualifications, independence and performance; and the performance of the Company's internal audit function. The audit committee is responsible for the selection, retention, supervision and termination of the independent auditors, including resolving disagreements between management and the independent auditors. The audit committee is also responsible for reviewing the adequacy of the authority, responsibilities and functions of the Company's internal audit department.

        The audit committee is not responsible for conducting reviews of auditing or accounting procedures. Management of the Company has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors are responsible for auditing and reporting on the conformity of the Company's consolidated financial statements to accounting principles generally accepted in the United States. Beginning with the fiscal year 2005, the independent auditors will also be responsible for auditing and reporting on management's assessment of the effectiveness of the Company's internal control over financial reporting and the effectiveness of the Company's internal control over financial reporting. The audit committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors and the experience of the audit committee's members in business, financial and accounting matters.

        In this context, the audit committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended December 28, 2004 (the "Audited Financial Statements").

  •
  The audit committee reviewed and discussed the Company's Audited Financial Statements for fiscal 2004 with management;

  •
  The audit committee discussed with KPMG LLP, the Company's independent auditors for fiscal 2004, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU §380);

  •
  The audit committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with KPMG LLP its independence from the Company and its management, and considered whether KPMG LLP's provision of non-audit services to the Company was compatible with the auditors' independence;

  •
  The audit committee reviewed the selection, application and disclosure of critical accounting policies; and

  •
  Based on the review and discussion referred to above, and in reliance thereon, the audit committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2004, for filing with the Securities and Exchange Commission.

        All members of the audit committee concur in this report.

Gregory N. Moore, Chair*
Martin T. Hart**
James R. Ramsey
James R. Zarley***

* Mr. Moore was added to the committee and appointed as chair on March 31, 2005
** Mr. Hart served as chair of the committee during 2004 and through March 31, 2005
*** Mr. Zarley served on the committee during 2004 and through March 31, 2005

Fees Paid to the Independent Auditors

        We paid the following fees to KPMG LLP for fiscal years 2003 and 2004:

	2003	2004
Audit Fees	$100,000	$742,500
Audit-Related Fees	—	—
Tax Fees	11,800	28,000
All Other Fees	—	—

	$111,800	$770,500

Audit Fees

        KPMG LLP charged $100,000 in fiscal year 2003 and $275,000 in fiscal year 2004 for professional services in connection with the audit of the Company's annual financial statements and for the reviews of the Company's financial statements included in the Company's reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.

        KPMG LLP also charged $467,500 for professional services rendered during fiscal 2004 related to a review of our registration statement for our Class A common stock, which became effective in October 2004.

Tax Fees

        KPMG LLP provided professional services in connection with certain tax compliance projects.

Audit-Related Fees

        KPMG LLP did not bill the Company for any fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements other than the fees disclosed in the foregoing paragraphs.

All Other Fees

        KPMG LLP did not bill the Company for any fees for products and services rendered in fiscal years 2003 and 2004, other than those reported in the foregoing paragraphs.

Pre-Approval Policies and Procedures

        Following the IPO during fiscal 2004, the audit committee approved all audit, audit related and non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The audit committee's current practice is to consider for pre-approval all audit, audit related and non-audit services proposed to be provided by our independent auditors for the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Restaurants in Which Related Parties Have an Interest

        Immediately before the completion of our IPO, we completed a tax free combination of our operations under Texas Roadhouse, Inc. in which, among other things, we acquired all of the equity interests in one franchise restaurant in exchange for 144,645 shares of Class A common stock and the remaining equity interests in all 31 of our majority-owned or controlled company restaurants in exchange for 3,030,684 shares of Class A common stock, of which W. Kent Taylor received 671,089 shares. Of these 31 restaurants, listed below are the 26 restaurants in which certain of our executive officers, directors and 5% stockholders identified below, or their family members, had an interest. Also as set forth below, beginning in 2003, we loaned funds that we borrowed under our credit facility to 13 of these restaurants that were majority-owned or controlled by us. The restaurants borrowed the funds to refinance their real estate and equipment purchases. The loans' interest rates were equal to those paid by us on such funds. As set forth below, the outstanding loan balances as of October 7, 2004 totaled $13.8 million. These loans were paid off from the proceeds of our IPO.

Restaurant	Outstanding Loan Balance as of October 7, 2004	Related Party and Ownership %
Amarillo, TX	$1,321,787	Steven L. Ortiz (42.4%)
Boise, ID	—	W. Kent Taylor (50.0%) Martin T. Hart (8.5%)
Cheyenne, WY	—	W. Kent Taylor (40.0%) Martin T. Hart (17.0%)
College Station, TX	—	Steven L. Ortiz (27.2%)
Conroe, TX	1,238,237	Steven L. Ortiz (34.9%)
Corpus Christi, TX	1,119,948	Steven L. Ortiz (29.1%)
Denton, TX	1,438,963	Steven L. Ortiz (37.9%)
Decatur, IL	320,238	Martin T. Hart (8.5%)
Elkhart, IN	1,155,069	G. J. Hart (45.0%)
Elyria, OH	438,249	W. Kent Taylor (47.5%) G. J. Hart (47.5%)
Fort Wayne, IN	—	W. Kent Taylor (55.0%) Martin T. Hart (8.5%)
Friendswood, TX	1,022,547	Steven L. Ortiz (42.4%)
Grand Junction, CO	—	W. Kent Taylor (9.9%)
Grand Prairie, TX	—	Steven L. Ortiz (22.4%)
Houston, TX	1,372,280	Steven L. Ortiz (27.1%)
Lansing, MI	—	W. Kent Taylor (70.0%)
Live Oak, TX	—	Steven L. Ortiz (24.7%)
Longview, TX	—	Steven L. Ortiz (49.6%)
Lubbock, TX	—	W. Kent Taylor (47.5%) Steven L. Ortiz (37.5%)

Mesquite, TX	—	W. Kent Taylor (37.5%) G. J. Hart (10.0%)
New Philadelphia, OH	—	W. Kent Taylor (50.1%)
Lynchburg, VA	1,345,711	G.J. Hart (31.0%)
Richmond, VA	1,242,415	G. J. Hart (45.0%)
Texarkana, TX	853,676	Steven L. Ortiz (25.8%)
Tyler, TX	930,180	Steven L. Ortiz (27.4%)
Waco, TX	—	W. Kent Taylor (40.0%) Steven L. Ortiz (10.0%) Martin T. Hart (8.5%)

        In exchange for the equity interests in the above restaurants, we issued shares of our Class A common stock to the following directors and executive officers, including their immediate family members and entities under their control: W. Kent Taylor (708,434 shares), G. J. Hart (235,294 shares), Steven L. Ortiz (984,654 shares) and Martin T. Hart (99,808 shares).

        As part of the combination, we also issued 17,814,538 shares of our Class A common stock to the equity holders of Texas Roadhouse Holdings LLC, which included, among others, the executive officers, directors and 5% stockholders listed below, in exchange for their membership shares in Texas Roadhouse Holdings LLC. None of the equity holders of Texas Roadhouse Holdings LLC received cash in exchange for their equity interests; however, cash payments were made to such equity holders for unpaid distributions relating to the undistributed net income of Texas Roadhouse Holdings LLC for periods before the effective date of the combination of our operations under Texas Roadhouse, Inc. In April 2005, we made a cash distribution of $31.2 million in redemption of preferred shares of Texas Roadhouse Holdings LLC relating to its income for periods prior to October 8, 2004. The following table sets forth the number of shares of Class A common stock our executive officers, directors, 5% stockholders and affiliates received in exchange for their direct and indirect membership interests in Texas Roadhouse Holdings LLC, as well as the amount of cash such persons received from the $31.2 million cash payment.

Name	Shares (#)	Payment (in thousands)
W. Kent Taylor (Chairman of the Company)	9,952,136	$17,378
G. J. Hart (President, Chief Executive Officer)	124,688	213
Steven L. Ortiz (Chief Operating Officer)	—	29	*
Scott M. Colosi (Chief Financial Officer)	—	—
Sheila C. Brown (General Counsel, Corporate Secretary)	—	2	*
Martin T. Hart (Director)	47,499	81

*
Payment derived from indirect ownership of shares.

        Our executive officers, directors and 5% stockholders also received their proportionate share of the additional payments made to the equity holders of Texas Roadhouse Holdings LLC relating to its undistributed net income from June 30, 2004 to October 8, 2004. The total amount of these additional distributions to our executive officers, directors and 5% stockholders was $1.8 million as shown in the table below (in thousands):

Name	Payment
W. Kent Taylor	$1,765
G.J. Hart	22
Steven L. Ortiz	12
Sheila C. Brown	1
Martin T. Hart	8

        Before the IPO, our executive officers, directors and 5% stockholders received their proportionate share of the distributions of a portion of the net income made by Texas Roadhouse Holdings LLC and our other predecessor entities to their equity holders.

        In addition, as part of the combination, we:

  •
  acquired Texas Roadhouse Development Corporation, which holds the rights to franchise Texas Roadhouse restaurants, from its stockholders in exchange for 2,339,375 shares of our Class A common stock, including 1,754,531 shares issued to W. Kent Taylor;

  •
  acquired WKT Restaurant Corp., which owned 178,125 common shares of Texas Roadhouse Holdings LLC and the right to receive a one percent distribution on all sales of company and license Texas Roadhouse restaurants, from W. Kent Taylor in exchange for 178,125 shares of our Class A common stock and 2,632,688 shares of our Class B common stock; and

  •
  acquired Texas Roadhouse Management Corp., which provides management services to Texas Roadhouse Holdings LLC, Texas Roadhouse Development Corporation and certain license and franchise restaurants, from its stockholders in exchange for 765,502 shares of Class A common stock, including 4 shares to W. Kent Taylor, 67,709 shares to Steven L. Ortiz and 4,393 shares to Sheila C. Brown.

        In connection with the combination, we granted registration rights to W. Kent Taylor and some of our stockholders.

Management Services

        Before our combination, Texas Roadhouse Development Corporation, which has the right to franchise Texas Roadhouse restaurants, was owned by W. Kent Taylor and three of our former 5% stockholders and their family members. Texas Roadhouse Holdings LLC, through Texas Roadhouse Management Corp., provided management services to Texas Roadhouse Development Corporation for a fee equal to the net income of Texas Roadhouse Development Corporation after required distributions to the stockholders. One percent of the gross sales of all restaurants franchised by Texas Roadhouse Development Corporation is required to be distributed to the stockholders. The management fee totaled $4.2 million, $4.9 million and $4.5 million for 2002, 2003 and 2004, respectively.

        Before our combination, W. Kent Taylor owned all of the outstanding voting shares of Texas Roadhouse Management Corp. which provides management services to us and our affiliated entities. In 2002, 2003 and 2004, we paid Texas Roadhouse Management Corp. $103.6 million, $136.6 million and $175.7 million, respectively, all of which represented a pass through of Texas Roadhouse Management Corp.'s costs of providing such services.

Grants of Franchise or License Rights

        We have licensed or franchised restaurants to companies owned by the executive officers, directors and 5% stockholders listed below. The licensing or franchise fees paid by these companies to us range from 0.0% to 3.5% of restaurant sales. None of these restaurants were acquired by us in the combination.

				Fees Paid to Us ($ in thousands)
Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate
				2002	2003	2004
Billings, MT	W. Kent Taylor (55.0%) Scott M. Colosi (2.0%)	0	3.5%	—	27.0	164.8
Brownsville, TX	W. Kent Taylor (30.0%) G.J. Hart (30.0%) Steven L. Ortiz (30.0%)	0	3.5%	—	91.1	133.5
Everett, MA	W. Kent Taylor (59.0%)	0	3.5%	—	160.8	233.1
Longmont, CO	W. Kent Taylor (47.5%)	0	3.5%	—	—	93.1
Melbourne, FL(1)	W. Kent Taylor (34.0%)	0	0	83.8	85.7	90.5
McKinney, TX	G.J. Hart (30.0%) Steven L. Ortiz (30.0%) Scott M. Colosi (2.0%)	0	3.5%	—	—	64.3
Muncie, IN(2)	W. Kent Taylor (9.9%)	0	$50,000 per year	50.0	50.0	50.0
Port Arthur, TX	W. Kent Taylor (30.0%) G.J. Hart (30.0%) Steven L. Ortiz (30.0%) Scott M. Colosi (3.0%)	0	3.5%	—	7.9	161.0
Wichita, KS	W. Kent Taylor (51.1%) Scott M. Colosi (4.0%)	0	3.5%	—	—	8.2

(1)
Licensed restaurant which opened in September 1996

(2)
Licensed restaurant which opened in November 1996

        We have entered into franchise agreements or preliminary franchise agreements with the following executive officers, directors and 5% stockholders to develop restaurants that had not opened as of December 28, 2004.

Restaurant	Name and Ownership
Bossier City, LA	Steven L. Ortiz (65.0%)
Missoula, MT	W. Kent Taylor (95.0%)
New Berlin, WI	G.J. Hart (30.0%) Steven L. Ortiz (30.0%) Scott M. Colosi (2.0%)
Shreveport, LA	G.J. Hart (85.0%) Scott M. Colosi (10.0%)
Omaha, NE	G.J. Hart (71.5%) Scott M. Colosi (10.0%)
Temple, TX	Steven L. Ortiz (78.0%)

        The terms of such franchise agreements or preliminary franchise agreements provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During 2004, we received no payments from these franchise restaurants, as none were due. The executive officers will not be granted any additional franchise rights.

        The franchise agreements and preliminary franchise agreements that we have entered into with our executive officers, directors and 5% stockholders contain the same terms and conditions as those agreements that we enter into with our other franchisees, with the exception of the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other franchisees. With the exception of the Melbourne, FL and Muncie, IN licensed restaurants, we have the contractual right, but not the obligation, to acquire the restaurants owned by our executive officers, directors and 5% stockholders based on a pre-determined valuation formula which is the same as the formula contained in the franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee dies, becomes disabled or becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant, or misuses the Texas Roadhouse trademarks.

Other Related Transactions

        Prior to October 8, 2004, W. Kent Taylor owned a substantial interest in Buffalo Construction, Inc., a restaurant construction business which provides services to the Company and other restaurant companies. From December 31, 2003 through October 8, 2004, the Company paid $23.0 million to Buffalo Construction, Inc. The Company paid Buffalo Construction, Inc. amounts totaling $15.0 million and $20.4 million in 2003 and 2002, respectively. In October 2004, W. Kent Taylor sold his interest in Buffalo Construction, Inc. Mr. Taylor received a promissory note in the amount of $1.5 million from the purchaser of Buffalo Construction, Inc. in partial consideration of the purchase.

        The Longview, Texas restaurant, which was acquired by the Company in connection with the completion of our IPO, leases the land and restaurant building from an entity controlled by Steven L. Ortiz, our Chief Operating Officer. The lease is for 15 years and will terminate in November 2014. The lease can be renewed for two additional periods of five years each. Rent is approximately $16,000 per month and will increase by 5% on each of the 6th and 11th anniversary dates of the lease. The lease can be terminated if the tenant fails to pay the rent on a timely basis, fails to maintain the insurance specified in the lease, fails to maintain the building or property or becomes insolvent. Total rent payments in each of the years 2004, 2003 and 2002 were approximately $186,000, and were $46,623 for 2005 year to date.

        The Elizabethtown, Kentucky restaurant is currently leased from an entity owned by W. Kent Taylor and three other stockholders. The lease is for 10 years and will terminate on March 31, 2007. The lease can be renewed for three additional periods of five years each. Rent throughout the term is $12,200 per month. The lease can be terminated if the tenant fails to pay rent on a timely basis, fails to maintain insurance, abandons the property or becomes insolvent. Rent expense for this restaurant was $146,400 in each of the years 2002 through 2004, and was $36,600 through March 31, 2005.

        The Bossier City, Louisiana restaurant, of which Steven L. Ortiz, our Chief Operating Officer, beneficially owns 65.0% and we own 5.0%, is leased from an entity owned by Mr. Ortiz. The lease is for 15 years and will terminate on March 31, 2020. The lease can be renewed for three additional periods of five years each. Rent is approximately $15,100 per month for the first five years of the lease and escalates 10% each five years during the term. The lease can be terminated if the tenant fails to pay rent on a timely basis, fails to maintain insurance, abandons the property or becomes insolvent. The tenant's obligation to pay rent commenced in April 2005.

        The Company employs Juli Miller Hart, the wife of G.J. Hart, the Company's President and Chief Executive Officer, as Director of Public Relations, for which she was paid total compensation of $37,965 for services rendered in 2005 year to date, $136,815 for services rendered in 2004, $132,800 for services rendered in 2003 and $107,800 for services rendered in 2002. Ms. Hart reports to W. Kent Taylor who conducts her performance reviews and determines her compensation.

        WKT Restaurant Corp., which was owned by W. Kent Taylor, was entitled to receive a one percent distribution royalty as consideration for its contribution of the Texas Roadhouse operating system and concept to Texas Roadhouse Holdings LLC. Texas Roadhouse Holdings LLC paid WKT Restaurant Corp. royalties of $2.1 million and $2.6 million in 2002 and 2003, respectively, as well as $1.3 million in 2004. WKT Restaurant Corp. has merged into Texas Roadhouse, Inc., which issued 178,125 shares of our Class A common stock and 2,632,688 shares of our Class B common stock to Mr. Taylor. As the sole stockholder of Texas Roadhouse, Inc. before our IPO, Mr. Taylor received $1.2 million for the one percent distribution royalty on all sales of company and license Texas Roadhouse restaurants from the date of the merger through October 8, 2004.

        The Company entered into real estate lease agreements for franchise restaurants located in Everett, MA, of which W. Kent Taylor beneficially owns 59.0%, and Longmont, CO, of which Mr. Taylor owns 47.5%, before our granting franchise rights for those restaurants. We have subsequently assigned the leases to the franchisees, but the Company remains contingently liable if a franchisee defaults under the terms of a lease. The Longmont lease expires in May 2014 and the Everett lease expires in February 2018.

STOCKHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

        The Company's by-laws, copies of which are available from the Company's Secretary, require stockholders who intend to propose business for consideration by stockholders at the 2006 annual meeting, other than stockholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 26, 2005. This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the stockholder and such other beneficial owner and any material interest of the stockholder and such other beneficial owner in such business. Similar requirements are set forth in the Company's by-laws with respect to stockholders desiring to nominate candidates for election as director. If a stockholder submitting a matter to be raised at the Company's next annual meeting or a candidate for election as director desires that such matter or candidate be included in the Company's proxy statement, such matter or candidate must be submitted to the Company no later than December 26, 2005.

        SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS' COMMUNICATIONS WITH THE BOARD

        Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company's Secretary, Sheila C. Brown, at 6040 Dutchmans Lane, Suite 400, Louisville, Kentucky 40205. The proposed communication will be reviewed by the audit committee and the general counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of the Company, it is expected that the communication will receive favorable consideration for presentation to the Board or appropriate director(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 28, 2004, with the exception of a grant of options to each of Sheila C. Brown and Steven L. Ortiz, both of which should have been reported on the officers' initial Form 3 in October 2004, but were reported on the Form 5 on February 11, 2005, thus constituting late filings.

FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2004, accompanies this proxy statement. The Company's Annual Report does not form any part of the material for solicitation of proxies.

        Any stockholder who wishes to obtain a copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 28, 2004, which includes financial statements, and is required to be filed with the Securities and Exchange Commission, may send a written request to Sheila C. Brown, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Suite 400, Louisville, Kentucky 40205.

OTHER BUSINESS

        The board of directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Sheila C. Brown Secretary
Louisville, Kentucky April 25, 2005

Please mark, date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company's Secretary.

APPENDIX A

TEXAS ROADHOUSE, INC.

AUDIT COMMITTEE CHARTER

1.     Designation and Membership

  1.1
  The Board of Directors (the "Board") of Texas Roadhouse, Inc. (the "Company") will appoint from among its members an Audit Committee (the "Committee"). Committee members may be removed by the Board at any time.

  1.2
  The Committee will consist of at least three directors. Each Committee member shall be determined by the Board to be "independent" as that term is defined under the listing standards of the NASDAQ Stock Market ("NASDAQ") and shall meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission (the "SEC"). Committee members shall be generally knowledgeable in financial and auditing matters, and at least one member shall be an "audit committee financial expert" as defined under the rules of the SEC and NASDAQ.

  1.3
  The Board will designate one Committee member to serve as Chairman of the Committee.

2.     Purpose

        The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the company's financial statements, (ii) the Company's compliance with the legal and regulatory requirements, (iii) the independence and performance of the Company's internal and external auditors and (iv) the Company's internal controls and financial reporting practices. In addition, the Committee with maintain open lines of communication among the Board, management and the Company's independent auditors on these matters.

3.     Authority

        The Committee has the authority to:

  3.1
  Appoint, retain, compensate, oversee, evaluate and terminate the independent auditor and to approve all audit engagement fees and terms.

  3.2
  Conduct or authorize investigations into any matters within the scope of its responsibility.

  3.3
  Meet with and seek any information from any Company officer, employee, outside counsel, or the independent auditor, all of whom are directed to cooperate with the Committee and its consultants.

4.     Duties and Responsibilities

  4.1
  Meet as least four times annually or more frequently as it deems necessary or advisable.

  4.2.
  Report its activities to the full Board on a regular basis.

  4.3.
  Oversee the performance of the Company's internal audit function and the independent auditor.

  4.4.
  Establish procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

  4.5.
  Appoint, retain, compensate, evaluate and, as it deems necessary or advisable, terminate the independent auditor.

  4.6.
  Approve all audit engagement fees and terms.

  4.7.
  Pre-approve and adopt policies governing pre-approval of all audit and permissible non-audit services to provided by the independent auditor.

  4.8.
  Review and discuss with independent auditor its statement delineating all relationships between it and the Company, and assess the independence of the independent auditor.

  4.9.
  Discuss with the independent auditor all critical accounting policies, alternative treatments of financial information within generally accepted accounting principles discussed with managements, the ramifications of the use of alternative treatments and the independent auditor's preferred treatment, and any other material written communications between the independent auditor and management.

  4.10.
  Review and discuss with management and the independent auditor the Company's annual and quarterly financial statements. The Committee shall also discuss with the independent auditors its judgment about the quality, not just the acceptability, of significant accounting principles, accounting changes and underlying estimates.

  4.11.
  Review and discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  4.12.
  Review with management and the independent auditors of any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

  4.13.
  Review with the Company's legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

  4.14.
  Review the Company's earnings press releases.

  4.15.
  Resolve disagreements between management and the independent auditor.

  4.16.
  Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the Company's internal controls.

  4.17.
  Review any required management reports on internal control over financial reporting and any related attestations by the independent auditor.

  4.18.
  Discuss with the independent auditor all matters required to be discussed under generally accepted auditing standards, including the scope and results of their audit of the Company's consolidated financial statements.

  4.19.
  Review with the independent auditors any problems or difficulties the accountants may have encountered and any management letter provided by the accountants and the Company's response to that letter. Such review shall include (i) any difficulties encountered in the course of the audit work, including any restrictions on scope of activities or access to required information, and any disagreements with management, (ii) any changes required in the planned scope of the internal audit and (iii) the internal audit department responsibilities, budget and staffing.

  4.20.
  Discuss with management the development and selection of any critical accounting estimates, and the Company's related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports filed with the SEC.

  4.21.
  Prepare the report that is required to be included in the Company's annual proxy statement.

  4.22.
  Annually review and assess the adequacy of this Charter and recommend to the Board any proposed changes to this Charter.

  4.23.
  Review and approve any related party transactions, as defined under Regulation S-K Item 404, not otherwise approved by an independent committee of the Board.

  4.24.
  Discuss risk assessment and risk management policies.

Texas Roadhouse, Inc.
c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

Proxy must be signed and dated below.
\*/Please fold and detach card at perforation before mailing.\*/

TEXAS ROADHOUSE, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Steven L. Ortiz and Scott M. Colosi, or either of them, with full powers of substitution, to act as proxy or proxies for the undersigned to vote all shares of Common Stock of Texas Roadhouse, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held on May 26, 2005, and at any and all adjournments thereof, as indicated on the reverse.

Dated:	, 2005
Signature

Signature if held jointly

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

TEXAS ROADHOUSE, INC.	PROXY

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all nominees in proposal 1, FOR the ratification of independent accountants in proposal 2, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposal 2.

1.
Election of Directors.

  Nominees:        James R. Ramsey        James R. Zarley

  ☐
  FOR all nominees listed above
   (except as marked to the contrary below)

  ☐
  WITHHOLD AUTHORITY
   to vote for the nominees listed above

  INSTRUCTIONS: To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) on the line below:

2.
The ratification of the selection of KPMG LLP as the Company's independent auditors for 2005.

☐
FOR          ☐ AGAINST           ☐ ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

(TO BE SIGNED, ON THE REVERSE SIDE)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2005
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2005
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
STOCK OWNERSHIP INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
STOCK PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT
  James F. Parker, Chair* Martin T. Hart** James R. Ramsey * Mr. Parker was appointed chair of the committee on March 31, 2005 ** Mr. Hart served as chair of the committee during 2004 and through March 31, 2005
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
  Gregory N. Moore, Chair* Martin T. Hart** James R. Ramsey James R. Zarley*** * Mr. Moore was added to the committee and appointed as chair on March 31, 2005 ** Mr. Hart served as chair of the committee during 2004 and through March 31, 2005 *** Mr. Zarley served on the committee during 2004 and through March 31, 2005
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
STOCKHOLDERS' COMMUNICATIONS WITH THE BOARD
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K
OTHER BUSINESS
  APPENDIX A
TEXAS ROADHOUSE, INC. AUDIT COMMITTEE CHARTER